UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007

THE MEDICAL EXCHANGE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	71-0915825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

212-269-4051
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Completion of Acquisition

On July 25, 2006, The Medical Exchange, Inc., a Nevada corporation (“Medex” or the “Company”), I.D.O. Security LTD, a privately held company organized under the laws of the State of Israel (“IDO Ltd.”) that is engaged in the homeland security business, and the holders of all of the issued and outstanding share capital of IDO (collectively the “IDO Selling Shareholders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to purchase all of the issued and outstanding share capital of IDO Ltd. The Company’s entry into the Securities Purchase Agreement and the related details were disclosed in the Current Report on Form 8-K that was filed by the Company on July 25, 2006.

On March 8, 2007, the Company, IDO Ltd. and the IDO Selling Shareholders closed the acquisition transactions contemplated under the Securities Purchase Agreement (the “Acquisition Transaction”). Following the consummation of the Acquisition Transaction, IDO Ltd. became a wholly-owned subsidiary of the Company. Pursuant to the Securities Purchase Agreement, the Company paid to the IDO Selling Shareholders in the aggregate $1,000,000 as consideration for the Acquisition Transaction. The funds were paid from the proceeds of the Private Placement discussed below.

Since its inception in 2002, IDO Ltd. has been engaged in the homeland security business and has developed proprietary and patented technologies that are used in security screening to detect concealed metallic objects through the use of electro-magnetic fields. IDO Ltd. has been issued one patent by the United States Patent and Trademark Office covering various aspects of its unique technology and has one patent application pending in Israel. The Company intends to carry on the IDO Ltd.’s line of business. See “Description of Business” below. Additional information about IDO Ltd. and its flagship product, the Magshoe, can be obtained from IDO Ltd.’s website at www.idos2000.co.il and www.magshoe.net. The reference to these Internet websites does not constitute incorporation by reference of the information contained on or hyperlinked from these Internet websites and should not be considered part of this document.

Prior to the execution of the Securities Purchase Agreement, certain third parties advanced to IDO Ltd. approximately $400,000 in principal amount for the purpose of enabling IDO Ltd. to meet its working capital requirements. Following the execution of the Securities Purchase Agreement, an additional $506,000 in principal amount was advanced by these and other parties for working capital purposes (together with the amounts previously advanced, the “Working Capital Loan”). At closing of the Transaction, the Company assumed the repayment obligations on the Working Capital Loans.

Private Placement of Debt Securities

In order to complete the Acquisition Transaction, on February 28, 2007, the Company raised gross proceeds of $1,050,000 from the private placement (the “Private Placement”) to an institutional investor (the “Investor”) of its 120 day Secured Convertible Note (the “Note”). The loan was advanced pursuant to a Subscription Agreement, dated as of February 28, 2007 (the “Subscription Agreement”), between the Company and the Investor pursuant to which the Company can raise up to $3 million. In connection with the issuance of the Note, the Company issued to the Investor five-year warrants (the “Investor Warrants”) to purchase up to 1,134,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a per share exercise price of $5.00. Of the amount raised, $1 million was used for purposes of paying the purchase price to the IDO Selling Shareholders. The Subscription Agreement provides for one or more closings. Under the terms of the Subscription Agreement, the Investor also received 200,000 restricted shares (the “Incentive Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) for each $1 million invested.

Pursuant to the Subscription Agreement, the Company issued to the Investor its secured promissory note in the aggregate principal amount of $1,134,000 (the “Note”), which reflects an original issue discount on the principal amount of the loan of 8%. The Note, issued on February 28, 2007, has a term of 120 days and matures on June 28, 2007 and is convertible into shares of the Company’s Common Stock at the holder’s option at any time at an initial conversion price of $5.00 per share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below; provided, that, following the first anniversary of issuance, the conversion price will be the lesser of (i) $5.00 or (ii) seventy-five percent (75%) of the average of the three highest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the stock’s principal trading market for the five trading days preceding but not including the date of conversion. Holders of the Notes are subject to certain limitations on their rights to convert the Notes. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. .If the Note is not repaid by the maturity date then the Company is required to issue to each Investor, on a daily basis, 5,000 shares of its restricted Common Stock until the Note is repaid.

Under the terms of the Note, the holder of the Note may declare the Note immediately due and payable upon the occurrence of any of the following events of default (each an “Event of Default”): (i)our failure to pay the principal, principal or other sum when due and such failure continues for five days, (ii) our breach of any material covenant or other term or condition of the Agreement or the Note in any material respect and such breach continues for 10 business days after notice thereof from the holder, (iii) any material representation or warranty that we make in the Note, Agreement or any agreement, statement or certificate furnished in connection therewith shall be false or misleading in any material respect, (iv) the assignment by us for the benefit of creditors or application for or consent to the appointment of a receiver or trustee, or such receiver or trustee shall otherwise be appointed, (v) the entry of a monetary judgment or similar process in excess of $150,000 if such judgment remains unvacated for 45 days, (vi) ) our insolvency or liquidation or a bankruptcy event, (vii) the de-listing of the Common Stock from over the over-the-counter Bulletin Board or any other principal market or exchange for seven consecutive trading days or notification from such market that the Company is not in compliance with the conditions for continued listing, (viii) our default under any one or more obligations for an aggregate amount in excess of $100,000 for 20 days after the due date thereof (unless we are contesting the validity of such payment obligation), (ix) the entry of a stop trade order(judicial or by the Securities and Exchange Commission) or principal market trading suspension that lasts for five consecutive trading days or more, (x) our failure to timely deliver Common Stock to the Holder pursuant to and in the form required by the Note and the Agreement, or, if required, a replacement Note, (xi) our failure to file the Registration Statement (as defined below) by the required Filing Date (as defined below) or the failure to have such registration statement declared effective by the Effective Date (as defined below), (xii) our failure to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in Note and the Subscription Agreement and (xii) our default of a material term, covenant, warranty or undertaking of any other agreement to which we and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

In the event that the Company is prohibited from issuing shares upon conversion of the Note within a prescribed time period, an Event of Default, a Change in Control (as defined in the Noted or Agreement) or the dissolution, liquidation or winding up of the Company, the Company, upon request of the Note holder, is required to redeem the Note by payment of 120% of its stated value.

The Investor Warrants contain a cashless exercise provision. The warrants also provide for protection against dilution in the event that we issue shares prior to exercise of the warrant, so that upon exercise the investor receives the same proportion shares in relation to the then outstanding shares of the Company that he would have received when originally issued the warrants.

If any subsequent transaction has a lower per share purchase price or conversion price or a lower per share warrant or option price then, as applicable, we must issue to the Investor that number of additional shares of Common Stock so that the average per share purchase price of the shares of Common Stock issued to the Investor (of only the Common Stock or Warrant Shares still owned by the Investor) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be adjusted to such lower purchase or issue price.

Until the expiration of the Exclusion Period (defined below) and during the pendency of an Event of Default, except for certain excepted issuances, the Company agreed to not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of investor, which consent may be withheld for any reason.   For so long as the Note is outstanding, except for such excepted issuances, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.  The “Exclusion Period”, is defined as the first to occur of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations, or (iii) the satisfaction of the Notes.  The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.

Additionally, so long as the Note is outstanding and during the pendency of an Event of Default (as defined in the Note), without the consent of the investor, the Company will not and will not permit any of its Subsidiaries to grant a lien upon any of its property or repay any debt.

In addition, for a period of one year, investors in proportion to the their holdings, will have the right on 10 business days prior notice of any proposed sale by us of our common stock or other securities or debt obligations and then they shall have a right of first refusal. Exceptions are for mergers, employee stock option plans and capital raises where the shares issued will not be registered (the “Excepted Issuances”).

To secure Company’s obligations under the Private Placement, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Note. The security interest terminates upon payment or satisfaction of all of Company’s obligations under the Note.

The Company undertook to file a registration statement under the Securities Act of 1933, as amended (the “Registration Statement”) with respect to the resale of the Common Stock underlying the Note and Investor Warrants within 45 days (the “Filing Date”) after the occurrence of an Event of Default (as defined in the Note) and cause such registration statement to be declared effective not later than 120 days after the occurrence of an Event of Default (the “Effective Date”). Additionally, on one occasion, for a period of 121 days after the occurrence of an Event of Default but not later than two years after the issuance of the Note, upon written request therefore from any record holder or holders of more than 50% of the shares issued and issuable upon conversion of the outstanding Notes, Investor Warrants and the Incentive Shares, the Company is required to prepare and file a Registration Statement. If (i) the registration statement is not timely filed or declared effective or, if following effectiveness, the Registration Statement cease to be effective without being succeeded within fifteen (15) business days by an effective replacement for a period of time which shall exceed 30 days per year, the Investors are entitled receive an amount equal to two percent (2%) of the aggregate principal amount of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes and exercise of the Warrants for each thirty (30) days (or part thereof), payable in cash.

The Investor was also accorded piggy back registration rights.

The Company agreed to pay a due diligence fees in the amount of 10% of funds raised. The due diligence fee will be paid from any subsequent closing.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Changes Following the Transaction

Following the Share Exchange Transaction, on March 9, 2007, the Company’s Board of Directors and stockholders authorized:

(i) a change of the Company’s name to “IDO Security Inc.”;

(ii) a three-for-one subdivision of (the “Stock Split”) of the Company’s outstanding shares of Common Stock.

(iii) an increase in the number of authorized shares of the Company’s Common Stock from 25,000,000 to 50,0000 shares; and

(iv) the designation of 20 million shares of the Company’s authorized capital stock as preferred stock with the Board of Directors authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series, including the authority to determine the designation of any such series, including the authority to determine the rights, preferences, privileges and restrictions on any such series of preferred stock.

The Company is in the process of effecting a Certificate of amendment to the Company’s Articles of Association (the “Charter Amendment”) with the Secretary of State of Nevada to effectuate the (i) change in the Company’s corporate name to “IDO Security Inc.”, (ii) increase in the number of authorized shares of our Common Stock and (iii) designation of 20 million shares of authorized Common Stock as preferred stock. The Company will file an additional Current Report on Form 8-K upon the effectiveness of the Charter Amendment. Following the effectiveness of the Charter Amendment, the Company intends to proceed with the Stock Split.

In accordance with Item 2.01(f) of Form 8-K, see the information below under the heading “Form 10-SB Disclosure” for a description of the business of IDO Ltd.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Form 10-SB Disclosure

Prior to closing of the Acquisition Transaction, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, pursuant to Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting our Common Stock, which is the only class of securities subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act upon consummation of the Acquisition Transaction, with such information reflecting the Company and our securities upon consummation of the Acquisition Transaction.

ITEM 1.  DESCRIPTION OF BUSINESS

All references to “we,” “our,” and “us” for periods prior to the closing of the Acquisition Transaction refer to IDO Ltd., and all references to “we,” “our,” and “us” for periods after the closing of the Acquisition Transaction refer to the Company and its subsidy, IDO Ltd.

OVERVIEW

From the commencements of operations in March 2002, IDO Ltd., a private company incorporated under the laws of the State of Israel, has been engaged in the design, development and marketing of devices for the homeland security market that are used in security screening to detect metallic objects concealed on or in shoes, ankles and feet through the use of electro-magnetic fields, without the need of removing shoes. These devices were designed specifically for applications in the security screening and detection market to compliment the current detection methods for the detection of metallic items during security screenings and at security checkpoints in venues such as, prisons, schools, airports, other public locations, and other venues requiring individual security screening. The proprietary technology and method, through the use of a device developed and manufactured by IDO and marketed under the brand name MagShoe, creates specific electro-magnetic fields that can intelligently detect the presence of metallic objects inside a persons shoes, as well as next to or above the ankles, while ignoring those metal objects that are normally found inside shoes and through the use of proprietary software that collates and delivers the data for easy interpretation by the operator. The technology allows the differentiation between the left shoe and right shoe and can detect metal objects not expected to be inside or be part of a person’s shoe, foot or ankle area. The technology allows for both the detection and assessment of possible threats from the shoe and ankle area posed by foreign metal objects based upon parameters that include weight, mass, size, shape and commonly expected location of metal material(s) in shoes. The MagShoe device has been designed to be portable and to integrate into and complement current security screening arrays and systems.

On airport entry fields in the United States, as example, the limitations of currently used magnometer security gates and detectors that can not sufficiently and accurately screen shoes, feet and the ankle areas, has necessitated the imposing of security procedure of mandating that passengers remove their shoes prior to a security walk-through gate. This new imposing security procedure in the United States, on ports-to-entry, is generating delays, requires screening of shoes through baggage scanning equipment which may be insufficient in detecting any items that may be located on a persons shoe, ankle and foot, that are within 30cm of the ground.

The MagShoe utilizes proprietary and patented technologies to deliver a shoe and ankle area screening product that is efficient, non-disruptive and delivers ease and speed of use while increasing the quality and efficacy of the screening process. IDO Israel has developed and manufactured the MagShoe as a portable, easy to use, purpose built metal detector, which can detect metals inside a shoe and next to and on a persons ankles, in an efficient and non-invasive manner that is complimentary to and easily integrates with current screening practices and security procedures.

The MagShoe has been deployed and is operating successfully in various venues in numerous countries including Israel, Spain, The Czech Republic, Italy, and Australia.

BACKGROUND

The tragic attacks of September 11, 2001 on US soil and other terrorist attacks around the world have resulted in a heightened awareness for the need for dramatically increasing the type and quality of security screening at airports and other public venues. As terrorist attacks have increased in frequency and terrorists have increased the level of sophistication of their terrorist operations, those responsible for homeland security have sought new and more sophisticated technologies and products to bolster the effectiveness and minimize the gaps that are inherent in existing security systems.

Airport security has been the focus of homeland security departments world-wide, in particular, the U.S. Department of Homeland Security (DHS) and the Transportation Security Administration (TSA) are mandated to tighten aviation security by allocating resources to create a comprehensive security screening system that can react to current and future security threats. On August 14, 2006, the Transport Security Administration revised its airport security procedures for travelers in the United States, when shoe removal and screening became required for all passengers. The TSA made passenger screening a priority and has recognized that passenger screening of shoes, feet and the ankle area pose a unique challenge and an imminent threat to the safety of passengers. Since the almost successful attempt by terrorists to detonate a shoe bomb on an airplane nearly resulted in mid-air tragedy, increased passenger screening for weapons and concealed bombs has necessitated the removal of shoes by persons entering the security areas and in many instances an even more invasive additional screening by security personnel.

The current screening technologies and procedures for screening of shoes, feet and ankles, do not meet the requirements of homeland security agencies throughout the world and in particular, the TSA and DHS. Most screening technologies and devices in use today, deliver unacceptable performance, having persistent problems with high false alarm rates, slow throughput, operator dependence and high transaction costs. The requirement of shoe removal and baggage screening machine inspection for shoes is an inappropriate, costly and disruptive solution for an ever increasing problem. The current protocols for screening were instituted as stop-gap measure until an effective technology could be implemented to solve this problem.

According to the Analytical Perspectives of the Budget of the United States Government for Fiscal Year 2007, on National Strategy Mission: Border and Transportation Security, which covers activities to protect border and transportation systems, such as screening passengers, detecting dangerous materials at ports overseas, at US ports-of-entry, etc, the majority of funding in this mission area (Requested $18.8 billion, or 93% in 2007 as compared to Enacted $15.6 billion in 2005 and Enacted $17.1 billion in 2006) is in DHS, largely for the US Customs and Border Protection (CBP), the Transportation Security Administration (TSA) and the Coast Guard.

Currently, the cost of screening an individual at a checkpoint may be as high as several dollars per person, per check, depending upon the cost of security personnel. It is anticipated through the use of new technologies that the cost will drop significantly to around lower than one dollar per person, per check. Currently, a significant part of that cost of a security screening is the necessity for the handling and instructing of passengers at the checkpoint bottleneck and the manual re-screening of shoes, foot and ankle area subsequent to the passenger passing through the walk-through metal detector. These procedures are labor intensive and as passenger volume increases,

OUR SOLUTION – The MagShoe

The technological solution incorporated into IDO Ltd.’s flagship product the MagShoe, is a unique product that immediately fills a gap in the security screening process. This gap in the security screening process as it exists today, poses an immediate danger to the public.

The MagShoe responds to the need for a quick, reliable and efficient way of conducting a personal screening of the shoes and ankle area, without the need of removing shoes.

The MagShoe, a state-of-the-art device, is designed to create specific electro-magnetic fields which are used to detect and assess possible threats from metallic foreign objects by means of an intelligent detector system that evaluates and analyzes multiple parameters including the location of the object, mass and weight against a baseline of what is normally found in shoes and the ankle area. The MagShoe contains the Company’s proprietary and patented technology that allows high volume, highly effective screening without the necessity of shoe removal. Scanning time is no more than 1.6 seconds per person, with no need for the passenger to remove his shoes, thereby significantly reducing bottlenecks at security screening points.

The MagShoe is portable, weighing approximately 25 kilograms per unit and can be deployed quickly by existing security personnel, who can integrate the MagShoe into their current security protocols and systems. The subject being screened places his feet on the device in the grooves designated for each foot and in under 1.6 seconds, the scan and check are completed. An audio-visual signal alerts the operator of the results of the check and the results of the check then appear on the control panel in an easily readable format.

The MagShoe is manufactured by IDO Ltd. at its facilities presently located in Rishon Le Zion, Israel and has been certified by the International Organization for Standardization (“ISO”) with ISO 9001:2000 compliance certification, for the design, development and manufacture of electronic, electro-optic and electro-mechanical systems.

The MagShoe was designed to deliver the following benefits to the end-user:

Time Savings– The MagShoe will increase the speed of the screening process and provide a higher level of customer satisfaction. The MagShoe quickly (under 1.6 seconds per scan for passengers screening procedures at ports-of-entry in the US) scans shoes and ankles’ area without the time consuming need for shoe removal and baggage X-ray scan.

Reduces Bottlenecks– The current security procedure that require the removal of shoes results in bottlenecks at the security checkpoint, requiring additional manpower and reducing customer satisfaction and the efficiency of ground and security personnel.

Minimizes Inherent Weakness in Existing Scan Equipment– A MagShoe scan in conjunction with a walk-through metal detector gate scan offers a more complete security solution. The walk through gate scan leaves a scan blind spot from the shoe to the ankle. MagShoe allows for coverage of that blind spot without the need to overhaul systems and technology already in place.

Immediate Availability– Unlike other solutions that may offer a comprehensive solution in the future and are still in the development, the MagShoe is immediately available for delivery and has in fact been installed in various facilities around the world. The MagShoe can be deployed immediately upon delivery with almost no need to disrupt systems currently in place.

Cost effective– The MagShoe is low cost and other than the purchase of the unit itself, does not require the purchaser to purchase add-ons or modifications for any complimentary system that the purchaser is currently operating.

Core components of the MagShoe are manufactured by IDO. Certain non-core components are manufactured by third party unaffiliated contractors. Testing and assembly of MagShoe units are done by IDO at the its facilities in Israel. The Company purchases certain components from single or preferred sources of supply.

BUSINESS STRATEGY

Our mission is to build a profitable business that develops and commercializes its technologies to provide comprehensive security screening solutions that protect the lives of the public while increasing stockholder value.

To achieve these objectives, the key elements of our strategy include the following:

•
Developing and establishing MagShoe brand in the security screening market.
Most of the world’s leading businesses have strong brands positioned against competition. We will seek establishing brand identity for our Company, communicate our brand and its values to investors and customers, build a relationship with our targeted markets and reinforce the relationship and further trigger recognition

•
Consumer Market Analysis and our Product Features. We will seek to implement changes to enhance the performance, applications and functionality of MagShoe based on feedback from users, our constant current marketing analysis and our know-how. We believe that the enhancing MagShoe capabilities will add to its competitiveness and encourage its further usage.

•
Research and Development. Our research and development strategy is to continually improve and expand its product offerings by leveraging existing and newly developed proprietary technologies, as well as those of its collaborators, into new product offerings. We are currently focusing its research and development on giving the MagShoe increased capabilities and on expanding its product offerings to additional areas.

Global Market Expansion through Strategic and Collaborative Relationships.
We believe that collaboration with leading scanning devices manufacturers and providers is an avenue for us to increase consumer usage of our technology, increase demand for our products and generate revenues. We intend to promote our product sales in different geographic areas, as part of our expanding strategy.

No assurance can be provided that we will successfully implement our strategy. We are subject to significant business risks and may need to raise additional capital in order to realize our business plan and effectuate the above strategy. See “Risk Factors”.

MARKETING PLAN AND SALES ORGANIZATION

The MagShoe is sold internationally, primarily through independent regional distributors and local agents, on a non-exclusive basis, and in Israel directly to end-users. MagShoe’s primary markets are in the areas of homeland security and include, schools, prisons, airports, bus and train stations, border crossings, government institutions, critical infrastructure and defense facilities, other significant markets include, stadiums, and factories.

We presently have no steady revenue generating arrangement and no assurance can be provided that we will in fact be able to enter into agreements or arrangements on terms that are commercially acceptable to us. Our success in concluding any revenue generating commercial agreements is premised, in part, on the acceptance of our products. We anticipate that our business may generate disproportionate amount of revenues from one period to another and therefore our financial results will vary significantly from period to period.

Marketing Strategy

Currently there is a large amount of security screening detector gates and other detecting devices in use worldwide. Therefore, we are initially focusing our marketing and sales efforts on sites where metal detector devices are currently in use. The marketing strategy calls for the distributor to market the product as on-site security providers as a system upgrade that enhances the security screening process the and that can be used in conjunction with currently used walk-through metal detector gates, as example.

We intend to further develop existing channels of sales and reconnaissance of market terrain to locate additional channels of sales, and to enter into representation agreements with distributors of similar items or entities which operate within Security fields

According to our tactical marketing program, we have targeted the following niches / slots: prisons, schools, airports, border controls, high security facilities, stadiums, public facilities for public events and shopping centers.

We attend trade shows and other security industry gatherings and uses the media and other avenues to bring our products to the attention of decision makers in the security industry.

SERVICE AND SUPPORT

Service and support for our products are provided by our independent distributors in consultation with us. Installation is usually effected by the end-user and maintenance support comes from our independent distributors, as well as, our engineering staff. This support generally includes consultations with the independent distributor and repair and replacement of traveling to the customer site to explain the technical operation of the system, clarifying the configurations, detailing any necessary software customization and defining any integration issues. Once installed, the systems are supported by our independent distributors   Our   products generally carry a one-year warranty and an extended service is offered through a choice of maintenance contracts and additional support is available for a fee after the expiration of the warranty period.

PATENTS AND PROPIETARY RIGHTS

Protecting our proprietary rights, such as our brand name and our proprietary technologies, is critical to building consumer loyalty and attracting and retaining customers.

We seek to protect our proprietary rights through a combination of copyright, trade secret, patent and trademark law and contractual restrictions, such as confidentiality agreements and proprietary rights agreements. We enter into confidentiality and proprietary rights agreements with our service providers, and generally control access to and distribution of our proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may obtain and use our intellectual property, and we cannot be certain that the steps we have taken will prevent misappropriation or confusion among consumers and merchants. If we are unable to procure, protect and enforce our intellectual property rights, then we may not realize the full value of these assets, and our business may suffer.

We hold one patent issued by the United States Patent and Trademark Office (“USPTO”) covering various aspects of our unique technology for the detection of metal objects and we have one patent application pending in Israel for the same technology.

Except for the patents referred to above, we currently do not have any registered trademarks or patents.

COMPETITION

The market for design, development and marketing of devices for the homeland security is highly competitive and we expect competition to intensify in the future. Many of our competitors have longer operating histories, greater name recognition and significantly greater financial, technical, sales and marketing resources than we have. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, these entities have large market capitalization or cash reserves and are in a much better position to acquire other companies in order to gain new technologies or products. Many of our competitors also have much greater brand name recognition, more extensive customer bases, more developed distribution channels and broader product offerings than we do. These companies can use their broader customer bases and product offerings and adopt aggressive pricing policies to gain market share.

We expect competitors to introduce new and improved products and services with lower prices, and we will need to do the same to remain competitive. We may not be able to compete successfully against either current or future competitors with respect to new products.

We expect competition to increase as other companies introduce products that are that may have increased functionality such as multi-threat detection capability or that incorporate technological advances that are not yet developed or implemented by us. Some of our present and potential competitors have financial, marketing and research resources substantially greater than those of us. In order to compete effectively in this environment, we must continually develop and market new and enhanced products and have the resources to invest in significant research and development activities.

In addition, new generation full body scan technology may replace the need for the MagShoe. This technology commonly known as, “backscatter” x-rays, uses high-energy X-ray waves that are more likely to scatter than penetrate materials as compared to lower-energy X-rays used in the medical field. The result is a detailed image of what’s underneath a person’s clothing while it is being worn. Although the technology allows screeners to easily identify foreign objects strapped to the human body beneath garments. The technology is currently in use in a number of countries but has not been accepted in the United States and other countries due to invasion of privacy concerns.

We anticipates that a significant number of established and startup companies and leaders in the field such as, OSI Systems, Inc. are developing applications that could render the Company’s technology obsolete. Some of these companies are developing walk through “backscatter” and “magnometer” gates that will provide full head to toe body scan capabilities. If one or more of these approaches were widely adopted, it would significantly reduce the potential market for our products.

EMPLOYEES

Immediately prior to the closing of the Acquisition Transaction, IDO employed seven full-time employees, all working at IDO Ltd.’s facilities in Rishon Le Zion, Israel. None of these employees are subject to collective bargaining agreements. Following the closing of the Acquisition Transaction, management intends to review the structure and make-up of the personnel needs of IDO Ltd.

RISK FACTORS

Any investment in the Company’s common stock involves a high degree of risk. Pursuant to the Acquisition Transaction, the Company has become the 100% parent of IDO Ltd. and the Company’s sole business operation consists of the operations of IDO Ltd. With respect to this discussion, the terms “IDO Ltd.,” the “Company,” “we,” “us,” and “our” refer to the Company and its wholly-owned subsidiary, IDO Ltd. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to make an equity investment in the Company. The Company’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of the Company’s common stock could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected the Company’s financial condition and operating results in the past or are currently affecting the Company. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this Current Report on Form 8-K.

RISKS CONCERNING OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY IN THE FIELD OF DESIGN DEVELOPMENT AND MARKETING OF DEVICES FOR THE HOMELAND SECURITY MARKET AND CONSEQUENTLY, THERE IS LIMITED HISTORICAL FINANCIAL DATA UPON WHICH AN EVALUATION OF OUR BUSINESS PROSPECTS CAN BE MADE.

From the commencements of operations in March 2002, we have been engaged in the design, development and marketing of devices for the homeland security market that are used in security screening to detect metallic objects concealed on or in shoes, ankles and feet through the use of electro-magnetic fields, without the need of removing shoes. We have released only one single product line and have generated limited revenues since inception. As a result, we have limited historical financial data that can be used to evaluate our business prospects and to project future operating results. For example, we cannot predict operating expenses based on our historical results, and we have instead to forecast expenses based in part on future revenue projections. In addition, our ability to accurately forecast our revenue going forward is limited.

WE HAVE A HISTORY OF OPERATING LOSSES THAT MAY CONTINUE FOR THE FORESEEABLE FUTURE, THUS RAISING SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since inception, we have incurred significant operating losses. IDO Ltd. incurred operating losses of $611,706 and $441,645 for the years ended December 31, 2006 and 2005, respectively. As of December 31, 2006, IDO Ltd. had an accumulated deficit of $1,807,175. We may continue to incur net losses for the foreseeable future as we continue to further develop and promote our product line. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this “Risk Factors” section. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future. We expect to expend substantial financial resources on research and development, marketing and administration as we continue to develop our products. These expenditures will necessarily precede the realization of substantial revenues from the sales of our single product line, if any, which may result in future operating losses.

The independent registered public accounting firms and independent certified public accountants’ reports for our financial statements for the years ended December 31, 2006 and 2005, respectively, include explanatory paragraphs regarding substantial doubt about our ability to continue as a going concern. This “going concern” paragraph may have an adverse effect on our ability to obtain financing for operations and to further develop and market products. If we do not receive additional capital when and in the amounts needed in the near future, our ability to continue as a going concern is in substantial doubt.

OUR REVENUES FROM OPERATIONS ARE NOT EXPECTED TO BE SUFFICIENT TO MEET OUR CAPITAL NEEDS IN THE NEAR FUTURE, AND WE WILL NEED TO RAISE ADDITIONAL FUNDS, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS, IF AT ALL, THEREBY POTENTIALLY DISRUPTING THE GROWTH OF OUR BUSINESS AND ABILITY TO GENERATE REVENUES.

Since inception, we have incurred losses, and have had capital and stockholders’ deficits, and limited cash to fund operations. We believe that revenues from operations will continue to be insufficient to meet our working capital needs while we execute our operating strategy. We estimate that we will require a significant amount of additional capital, before our revenues and cash flows from operations are sufficient to meet our cash outlays and sustain our operations.

In order to fund our cash requirements, we will need to raise additional capital through equity or debt financings in the near future. We cannot be certain that such capital will be available to us or, if it is available, whether such capital will be available on terms that are acceptable to us. Such financing likely would be substantially dilutive to our existing stockholders and could result in significant financial and operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will likely have liquidity problems which will disrupt our planned growth and would have a material adverse effect on our financial condition or business prospects. The holders of new securities may also have rights, preferences or privileges which are senior to those of existing holders of common stock. If new sources of financing are insufficient or unavailable, we will be required to modify our current operations and planned marketing and revenue generating activities to the extent of available funding, which would harm our ability to grow or even sustain our business.

A DEFAULT BY US UNDER OUR SENIOR SECURED CONVERTIBLE NOTE ISSUED IN MARCH 2007 WOULD ENABLE THE DEBENTURE HOLDERS TO TAKE CONTROL OF OUR INTELLECTUAL PROPERTY ASSETS.

In March 2007, we issued $1,134,000 in aggregate principal amount of our Senior Convertible Note under a Subscription Agreement that provides for the issuance of up to $3 million in principal amount of notes. The note is scheduled to mature on June 28, 2007. To secure our obligations under the Note, we granted the holders a security interest in all of our assets, including our intellectual property. The security interest terminates upon satisfaction of all of our obligations under the Note. A default by us under the Note would enable the holder to foreclose on our intellectual property. Any foreclosure could force us to substantially curtail or cease our operations.

WE ARE RELIANT ON REVENUES FROM A ONE SINGLE LINE OF BUSINESS AND OUR PRODUCT MAY BE SUBJECT TO FURTHER DEVELOPMENT AND TESTING.

We currently have only one product that is being marketed and sold, the MagShoe . While the product is unique and we currently believe that we will generate revenues from the MagShoe from it in the foreseeable future, there is no assurance that this will be the case.

While there is not widely known current direct competition to the MagShoe, there can be no assurance that competitors will not develop and market a superior or more competitively priced product or that the nature of security screenings will change and no longer include the type of screening that the MagShoe was designated for.

Our success is highly dependent on market acceptance of our product, acceptance which is uncertain. If the market for MagShoe (or any related product we develop) fails to grow, develops more slowly than we expect, or becomes saturated with competing products or services, then our business, financial condition and results of operations will be materially adversely affected.

Investors should consider the risks and uncertainties that we may encounter in a new and unproven market. These uncertainties include:

•	our ability to re-design our present product, if required, and design and develop additional products having the desired technological features in a cost efficient manner;

•	consumer demand for and acceptance of our product utilizing our technologies;

•	our ability to demonstrate the benefits of our product to end users;

•	non-predictable unfavorable economic conditions in the industry; and

•	our ability to raise funds when needed on commercially acceptable terms.

SINCE INCEPTION WE HAVE GENERATED VERY LIMITED REVENUES AND OUR BUSINESS MAY GENERATE DISPROPORTIONATED AMOUNTS OF REVENUES FROM ONE PERIOD TO ANOTHER.

Our success to generate additional revenues is premised, in part, on the acceptance of our products. Our business may generate disproportionate amount of revenues from one related period to another and therefore our financial results will vary significantly from period to period.

OUR REVENUES DEPEND ON CUSTOMERS’ PROCUREMENT PROCEDURES AND PRACTICES. A SUBSTANTIAL DECREASE IN OUR CUSTOMERS’ BUDGETS WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

 Our products are primarily sold to entities, governmental, public or private, many of which have complex and time-consuming procurement procedures. A substantial period of time often elapses from the time we begin marketing a product until we actually sell that product to a particular customer. In addition, our intended sales to governmental agencies, authorities and companies are directly affected by their budgetary constraints and the priority given in their budgets to the procurement of our products. A decrease in the priorities of our customers’ budgets for the acquisition of our product may adversely affect our results of operations.

WE MAY NOT BE ABLE TO IMPLEMENT OUR GROWTH STRATEGY.

As part of our growth strategy, we seek to further develop MagShoe as a product, become interested in acquiring or invest in complementary, including competitive, businesses, products and technologies. We currently have no commitments or agreements with respect to any acquisitions or investments and we may not be able to consummate any acquisition or investment. Even if we do acquire or invest in these businesses, products or technology, the process of integrating acquired additional technologies and/or assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. In addition, we have limited experience in making acquisitions and managing growth. We may not be able to realize the anticipated benefits of any synergic technologies and/or businesses.

OUR PRODUCT MAY CONTAIN TECHNOLOGICAL FLAWS WHICH COULD RESULT IN THE FAILURE OF OUR PRODUCT TO ACHIEVE MARKET ACCEPTANCE

Complex technological products like ours often contain unpredictable or non-detectable errors or failures when first introduced or as new versions are released. Despite testing by us, the occurrence of these errors could result in delays or failure to achieve market acceptance of our product, which could have a material adverse effect on our business, financial condition and results of operations

WE MAY BE SUBJECT TO LOSS IN MARKET SHARE AND MARKET ACCEPTANCE AS A RESULT OF MANUFACTURING ERRORS, DELAYS AND SHORTAGES

      Performance failure in our products may cause loss of market share, delay in or loss of market acceptance, warranty expense or product recall, or other contractual liabilities. We have no experience in high volume manufacturing which may lead to delays or shortages in the availability of our only product. The negative effects of any delay or failure could be exacerbated if failure occurs in the products. If a product or service launch is delayed or is the subject of an availability shortage because of problems with our ability to manufacture or assemble the product or service successfully on a timely basis, or if a product or service otherwise fails to meet performance criteria, we may lose revenue opportunities entirely and/or experience delays in revenue recognition associated with a product or service in addition to incurring higher operating expenses during the period required to correct the defects. There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria.

In addition, given the sensitive nature of the product and its market niche, a failure of the product at the point of deployment could potentially result in a security breach at that may result in significant physical and financial harm.

FAILURE BY US TO MAINTAIN THE PROPIETARY NATURE OF OUR TECHNOLOGY, INTELLECTUAL PROPERTY AND MANUFACTURING PROCESSES COULD HAVE MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATIONAL RESULTS, FINANCIAL CONDITION AND STOCK PRICE AND OUR ABILITY TO COMPETE EFFECTIVELY.

We rely upon patent, and trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents we hold may not be broad enough to protect our technology. In addition, our patents may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents may infringe upon third party patents or trademarks or be designed around by others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to ours, or become available in the market at a lower price.

 There is a risk that we have infringed or in the future will infringe patents owned by others, that we will need to acquire licenses under patents belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our patents or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative impact on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to the Company and limitations on the scope or validity of our patents.

      We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

 WE ARE DEVELOPING OUR CURRENT PRODUCT LINES INDEPENDENTLY FROM ANY COLLABORATIVE PARTNERS, WHICH WILL REQUIRE US TO ACCESS ADDITIONAL CAPITAL AND TO DEVELOP ADDITIONAL SKILLS TO PRODUCE, MARKET AND DISTRIBUTE THESE PRODUCTS.

We are independently developing, manufacturing, marketing and distributing our MagShoe product. Once our sales increase, these activities may require additional resources and skills that we will need to secure. There is no assurance that we will be able to raise sufficient capital or attract and retain skilled personnel to enable us to ramp up manufacturing, develop new products and market these products. Thus, there can be no assurance that we will be able to fully commercialize the MagShoe or any future products.

WE ARE HIGHLY DEPENDENT ON OUR SUBSIDIARY’S CHIEF SCIENTIST TO RE-DESIGN OR FURTHER ADAPT, IF REQUIRED, OUR PRESENT PRODUCT AND TO DESIGN AND DEVELOP FUTURE PRODUCTS AND BECAUSE OF COMPETITION FOR QUALIFIED PERSONNEL WE MAY NOT BE ABLE TO RECRUIT OR RETAIN SCIENTIFIC, TECHNICAL, MANAGERIAL AND FINANCE PERSONNEL AS NECESSARY

Our continued growth and success depend to a significant degree on the continued services of IDO Ltd.’s Chief Scientist, Mr. Gil Stiss, and our ability to attract and retain highly skilled and experienced scientific, technical, managerial, sales and marketing and finance personnel. We also expect to encounter new product development challenges, new customer requirements, new competitors and other new business challenges, with which our existing management may be unfamiliar. Since we face intense competition for qualified personnel, there can be no assurance that we will be successful in recruiting new personnel or in retaining existing personnel. The loss of Mr. Stiss or our inability to attract additional qualified employees could have a material adverse effect on our business, results of operations and financial condition. In addition, we may experience increased compensation costs in order to attract and retain skilled employees.

GOVERNMENT REGULATIONS AND STANDARDS ARE CONSTANTLY EVOLVING AND UNFAVORABLE CHANGES COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS. REGULATION AND STANDARDS IN CERTAIN COUNTRIES, COULD DELAY OR PREVENT OUR ABILITY TO SELL OUR PRODUCT IN THOSE OR OTHER JURISDICTIONS.

Existing and future laws and regulations may impede the viability and commercialization of our product. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to our filed of business. Unfavorable resolution of these issues may substantially harm our business and results of operations.

OUR FAILURE TO RAPIDLY RESPOND TO TECHNOLOGICAL CHANGE AND MARKET NEEDS COULD RESULT IN OUR SERVICES OR SYSTEMS BECOMING OBSOLETE AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

With the rapid evolvement of technologies for Homeland Security and such market needs we may be required to license emerging technologies useful in our business, enhance our existing product, develop new products and technologies that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may not be able to adequately implement new technologies or adapt our business accordingly

WE WILL NEED TO IMPLEMENT ADDITIONAL FINANCE AND ACCOUNTING SYSTEMS, PROCEDURES AND CONTROLS AS WE GROW OUR BUSINESS AND ORGANIZATION AND TO SATISFY NEW REPORTING REQUIREMENTS.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including expanded disclosures and accelerated reporting requirements and more complex accounting rules. Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other requirements will increase our costs and require additional management time and resources.

We may need to continue to implement additional finance and accounting systems, procedures and controls to satisfy new reporting requirements. Compliance with Section 404 will first apply to our next annual report for the fiscal year ending December 31, 2007. If our internal controls over financial reporting are determined to be ineffective, investors could lose confidence in the reliability of our internal controls over financial reporting, which could adversely affect our stock price.

RISKS ASSOCIATED WITH OUR SECURITIES AND CAPITAL STRUCTURE

CERTAIN OF THE FORMER PRINCIPAL STOCKHOLDERS OF IDO LTD. MAY HAVE SIGNIFICANT INFLUENCE OVER THE COMPANY.

Gill Stiss, IDO’s former President and currently the Chief Technology Officer of IDO Ltd. and his daughter, Ms. Adi Levy, have subscribed for (and purport to control after subscription), approximately 25% of the Company’s outstanding voting stock. As a result, these former principal stockholders of IDO Ltd. may possess significant influence, giving them the ability, among other things, to elect a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of its company

OUR BOARD OF DIRECTORS’ RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF PREFERRED STOCK COULD ADVERSELY IMPACT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

Our board of directors currently has the right to designate and authorize the issuance of our preferred stock, in one or more series, with such voting, dividend and other rights as our directors may determine. The board of directors can designate new series of preferred stock without the approval of the holders of our Common Stock. The rights of holders of our Common Stock may be adversely affected by the rights of any holders of shares of preferred stock that may be issued in the future, including without limitation dilution of the equity ownership percentage of our holders of Common Stock and their voting power if we issue preferred stock with voting rights. Additionally, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock.

FUTURE SALES OF COMMON STOCK OR OTHER DILUTIVE EVENTS MAY ADVERSELY AFFECT MARKET PRICES FOR OUR COMMON STOCK.

We are authorized to issue 50,000,000 shares of Common Stock. Following the effectuation of the Stock Split, 30,600,000 shares of our Common Stock will be issued and outstanding. The authorized and unissued shares of our Common Stock may be issued by our board of directors without the approval of the holders of our Common Stock. Availability of a significant number of additional shares of our Common Stock for future sale and issuance could depress the market price of our Common Stock.

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF INVESTORS TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

Although its common stock is listed on the OTC Bulletin Board, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for its common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to the share exchange transaction, or a future offering;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for its common stock;

•	investor perceptions of its company and the footwear industry generally; and

•	general economic and other national conditions.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES, YOU MAY EXPERIENCE SUBSTANTIAL DIFFICULTY IN SELLING YOUR SHARES. ADDITIONAL BURDENS IMPOSED UPON BROKER-DEALERS BY THE APPLICATION OF THE “PENNY STOCK” RULES TO OUR COMMON STOCK MAY LIMIT THE MARKET FOR OUR COMMON STOCK.

Our common stock is a penny stock Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). If our Common Stock continues to be offered at a market price less than $5.00 per share, and does not qualify for any exemption from the penny stock regulations, our Common Stock will continue to be subject to these additional regulations relating to low-priced stocks.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of our Common Stock and our shareholders’ ability to sell our Common Stock in the market.

RISKS RELATED TO OPERATIONS IN ISRAEL

OUR SUBSIDIARY IN ISRAEL HAS BEEN FINANCING ITS ACTIVITIES MAINLY BY PROCEEDS OF LONG AND SHORT-TERM LOANS. A DEFAULT UNDER PART OF SUCH LOANS MAY ENABLE LENDERS TO TAKE CONTROL OF ALL OF OUR ASSETS.

Since its inception in 2002, our subsidiary has been financing its activities mainly by proceeds of long and short-term loans received from related parties and institutional investors. Most of the loans received have been accruing interest at a per annum rate of 8%. At December 31, 2006, $948,000 and $915,000 in long and short-term loans, respectively, were outstanding in their principal amounts and accrued interest. Part of the short-term loans were received in exchange for promissory notes issued by our subsidiary in the aggregate principal amounts of approximately $714,000.  As of December 31, 2006 most of the promissory notes have matured. Such default by our subsidiary under the promissory notes may enable the investors to foreclose on all of our assets. The institutional investors have no operating experience in our line of business and any foreclosure could force us to substantially curtail or cease our operations

 WE DEPEND ON A SINGLE DEVELOPING AND MANUFACTURING FACILITY IN ISRAEL AND ARE SUSCEPTIBLE TO ANY EVENT THAT WOULD ADVERSELY AFFECT ITS CONDITION. CONDUCTING OUR SINGLE DEVELOPING AND MANUFACTURING FACILITY IN ISRAEL ENTAILS SPECIAL RISKS.

        Most of the subsidiary’s laboratory capacity, principal research and development and manufacturing facilities are located in the State of Israel and accordingly, all these may be affected by economic, political and military conditions in the State of Israel. In addition, fire, natural disaster or any other cause of material disruption in our operation in this location could have a material adverse effect on our business, financial condition and operating results. As discussed above, to remain competitive in the Homeland Security industry, we must respond quickly to technological developments. Damage to our facility in Israel could cause serious delays in the development of new products and services and, therefore, could adversely affect our business. In addition, the particular risks relating to our location in Israel are described below.

THE TRANSFER AND USE OF SOME OF OUR TECHNOLOGY AND THE POLITICAL AND ECONOMIC CONDITIONS IN ISRAEL MAY LIMIT OUR ABILITY TO PRODUCE AND SELL OUR PRODUCTS.THIS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND BUSINESS.

       Our research and development and manufacturing facilities are located Israel,. Political, economic and security conditions in Israel directly influence us. Since the establishment of the State of Israel in 1948, Israel and its Arab neighbors have engaged in a number of armed conflicts. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Major hostilities between Israel and its neighbors may hinder Israel’s international trade and lead to economic downturn. This, in turn, could have a material adverse effect on our operations and business.

        Since October 2000, there has been substantial deterioration in the relationship between Israel and the Palestinian Authority that has resulted in increased violence. The future effect of this deterioration and violence on the Israeli economy and our operations is unclear. Ongoing violence between Israel and the Palestinians as well as tension between Israel and the neighboring Syria and Lebanon may have a material adverse effect on our business, financial conditions or results of operations.

        Generally, male adult citizens and permanent residents of Israel under the age of 51 are obligated to perform up to 36 days of military reserve duty annually. Additionally, these residents may be called to active duty at any time under emergency circumstances. The full impact on our workforce or business if some of our officers and employees are called upon to perform military reserve service is difficult to predict.

       In addition, in recent years Israel has been going through a period of recession in economic activity, resulting in low growth rates and growing unemployment. Our operations could be adversely affected if the economic conditions in Israel continue to deteriorate. In addition, due to significant economic measures proposed by the Israeli Government, there have been several general strikes and work stoppages in 2003 and 2004, affecting all banks, airports and ports. These strikes have had an adverse effect on the Israeli economy and on business, including our ability to deliver products to our customers. Following the passage by the Israeli Parliament of laws to implement the economic measures, the Israeli trade unions have threatened further strikes or work-stoppages, and these may have a material adverse effect on the Israeli economy and on us.

ITEM 2.   MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

This Management’s Discussion and Analysis describes the matters the company considers to be important to understanding IDO Ltd.’s history, technology, current position, financial condition and future plans. Use of the terms “IDO Ltd.”, “the Company”, “we”, “us” and “our” in this discussion refer to IDO Ltd.

The following discussion includes forward looking statements and uncertainties, including plans, objectives, goals, strategies, financial projections as well as known and unknown uncertainties. The actual results of the company’s future performance may differ materially from the results anticipated in these forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can not guarantee future results, levels of activity, performance or achievement.

OVERVIEW

IDO Ltd. was incorporated in Israel in 2002. Since its inception, we have been primarily engaged in the design, development and marketing of devices for the homeland security market that are used in security screening to detect metallic objects concealed on or in shoes, ankles and feet through the use of electro-magnetic fields, without the need of removing shoes. These devices were designed specifically for applications in the security screening and detection market to compliment the current detection methods for the detection of metallic items during security screenings and at security checkpoints in venues such as, prisons, schools, airports, other public locations, and other venues requiring individual security screening. The proprietary technology and method, through the use of a device developed and manufactured by us in Israel and marketed under the brand name “MagShoe”, creates specific electro-magnetic fields that can intelligently detect the presence of metallic objects inside a persons shoes, as well as next to or above the ankles, while ignoring those metal objects that are normally found inside shoes and through the use of proprietary software that collates and delivers the data for easy interpretation by the operator.

IDO Ltd.’s sole commercial product, “MagShoe” has been granted patent protection in the United States and has a patent pending in Israel. Our Company has been certified by the International Organization for Standardization (“ISO”) under ISO 9001:2000 compliance.

As of December 31, 2006 and 2005, substantially all of IDO Ltd.’s assets were located in Israel and substantially all of its operations were conducted in and from Israel.

IDO Ltd.’s financial statements were prepared in accordance with United States of America generally accepted accounting principles. The accompanying financial statements have been prepared assuming that IDO Ltd. will continue operating as a “going concern”. IDO Ltd. has had a limited operating history and has sustained significant losses since its inception. During the year ended December 31, 2006 and 2005, it incurred net losses of $611,706 and $441,645, respectively, and as of December 31, 2006 it had an accumulated deficit of $1,807,175. As of December 31, 2006, it has incurred a working capital deficit of approximately $712,000. These conditions raise substantial doubt about IDO Ltd.’s ability to continue operations as a “going concern.” Its financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

IDO Ltd.’s financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements required IDO’s management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. IDO Ltd. continually evaluates the accounting policies and estimates it uses to prepare the consolidated financial statements and bases its estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

IDO Ltd. does not participate in, nor has it created, any off-balance sheet special purpose entities or other off-balance sheet financing.

IDO Ltd. has identified the accounting policies below as critical to its business operations and the understanding of its results of operations.

Functional currency - The currency of the primary economic environment in which IDO Ltd. operates are conducted is the U.S. dollar, which is used as IDO Ltd.’s functional and reporting currency. The majority of IDO Ltd.’s sales are in US dollars or in US dollar linked currencies. In addition, the majority of its investing and financing activities are in US dollars. Accordingly, IDO Ltd. has determined the US dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been measured into US dollars in accordance with Statement of Financial Accounting Standard No. 52 “Foreign Currency Translation” (“SFAS No. 52”). All transaction gains and losses from the measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

Cash and cash equivalents - IDO Ltd. maintain cash in bank accounts. It has not experienced any loss on these accounts. It considers all highly liquid investments purchased with maturities of three months or less at the date acquired to be cash equivalents.

Short-term bank deposits - IDO Ltd. classifies bank deposits with maturities of more than three months and less than one year as short-term deposits. Short-term deposits are presented at cost, including accrued interest.

Inventories - Inventories, consisting of completed devices, devices partially completed and components, are valued at the lower of cost determined by the moving-average basis or market. The value of the inventory is adjusted for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Accounts receivables - Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. IDO Ltd. estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay, and current economic trends. IDO Ltd. writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Property and equipment - Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Impairment of long-lived assets - IDO Ltd.’s long-lived assets and certain identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At December 31, 2006, we believe that all of our long-lived assets are recoverable.

Revenue Recognition - IDO Ltd. recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements”. Under SAB No.104, we recognize revenue from the sale of product upon shipment to the customer, when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant obligations remain and collection of the related receivable is reasonable assured.

When the above revenue recognition criteria are not met at the time at the time products are shipped, we record deferred revenue.

Research and development - Costs incurred in connection with the research and development of the Company’s products are expensed as incurred.

Marketing and advertising - Marketing and advertising costs are expensed as incurred.

Severance pay - IDO Ltd.’s liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. Our liability in Israel is fully provided by monthly deposits with insurance policies and by an accrual. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Income taxes - IDO Ltd.. account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. We periodically evaluate the realizability of its net deferred tax assets and records a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Basic and diluted loss per share - Basic net loss per share is computed based on the weighted average number of Common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common shares outstanding during each year, plus dilutive potential Common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”).

Fair value of financial instruments - IDO Ltd.’s financial instruments consist mainly of cash and cash equivalents, other accounts receivable, short-term bank credit, trade payables, other accounts payable and long-term loans from others. In view of their short term nature, the fair value of the financial instruments included in our working capital is usually identical, or close, to their carrying value. The fair value of long-term loans also approximates the carrying value, since they bear interest at rates approximating the prevailing market rates.

RESULTS OF OPERATIONS

Comparison of the Year Ended December 31, 2006 (the “2006 Period”) and the Year Ended December 31, 2005 (the “2005 Period”)

Revenues - Revenues for the 2006 Period were $47,891 and were primarily attributable to sales of the Magshoe in Europe. Revenues for the 2005 Period were $134,320 and were primarily attributable to non European Countries. The decrease in revenues is primarily attributable to our limited abilities and available financial resources to properly promote our product’s sales and our marketing activities.

Research and development - Research and development consist of hired personnel and related expenses of research and development teams in Israel. IDO Ltd. incurred research and development expenses in the amounts of $203,483 and $193,018 for the 2006 Period and the 2005 Period, respectively.

Selling, general and administrative expenses - IDO Ltd.’s selling, general and administrative expenses for the 2006 Period and the 2005 Period amounted to $259,885 and $214,704, respectively. The increase in such expenses is principally attributable to increased efforts to further promote our product.

Operating Expenses - IDO Ltd.’s operating expenses for the 2006 Period and the 2005 Period amounted to $463,368 and $407,722, respectively. The increase in the 2006 Period operating expenses is primarily attributable to the increase in selling, general and administrative expenses.

Financial expenses, net - IDO Ltd.’s net financial expenses for the 2006 Period and the 2005 Period amounted to $110,635 and $37,731, respectively. The increase in net financial expenses is primarily attributable to the increase in interest expenses incurred during the 2006 period in connection with additional short-term loans received during the period.

Net Loss - During the 2006 Period IDO Ltd. reported a net loss of $611,706 compared to a net loss of $441,645 for the 2005 Period. The increase in net loss in the year 2006 is primarily due to the decrease in revenues, increase in operating expenses and increase in financing expenses.

LIQUIDITY AND CAPITAL RESOURCES

To date IDO Ltd. has financed its operations primarily from cash generated through the receipt of long and short-term loans. During the year ended December 31, 2006 it also financed operations from cash generated from collected revenues earned from the sale of its product.

In August 2005, in contemplation of the Acquisition Transaction, IDO Ltd. received from an unrelated third party an advance in the principal amount of $400,000. By its terms, the loan, which is evidenced by IDO Ltd.’s promissory note, became due on December 5, 2005 and, since the due date, the outstanding principal amount has been accruing interest at a per annum rate of 8%.

During 2006, in anticipation of the Acquisition Transaction, IDO Ltd. received from unrelated third party institutional investors loans in the aggregate principal amount of approximately $313,000. Interest accrues at the rate of 8% per annum. The loans were evidenced by IDO Ltd.’s promissory notes. The principal amount and the accrued interest became payable and due on the earlier of (i) 100 days following the Company’s written notification to the investor that it does not intend to proceed with a Possible Transaction, but in any event not earlier than July 31, 2006, and (ii) October 31, 2006. As a security for the first $120,000 out of the abovementioned approximately $313,000, IDO Ltd. issued 25 ordinary shares in trust (the “Shares”). In the Event of Default, as defined in the Promissory Note, the lender is entitled to receive title to Shares. As of the closing of the Acquisition Transaction, this loan has not been repaid.

During 2006, IDO Ltd. received from institutional investors additional working capital loans in the principal amounts of approximately $148,000 regarding which no promissory notes were provided to the lenders. In order to present the financial statements in accordance with conservative accounting practices, the working capital loans are shown in terms identical to those pertaining to the promissory notes.

Cash used in operating activities was $451,132 for 2006 as compared to $388,953 for 2005. The increase in the operating cash used in 2006 is primarily attributable to the increase in net loss for the period and the increase in adjustments to reconcile net cash to net loss mainly in connection with interest and exchange rate differences.

Cash used in investing activities in 2006 and 2005 were $3,464 and $1,268, respectively, and were primarily attributable to additions to property and equipment.

Cash provided by financing activities was $467,936 in 2006 as compared to cash provided by of $383,030 in the year 2005. The cash provided by financing activities in the year 2006 was primarily from additional short-term loans received with the Company from unaffiliated parties.

IDO Ltd. continuation as a going concern, however, is dependent upon its ability to obtain additional financing when and as needed and to generate sufficient cash flow to meet our obligations on a timely basis. No assurance can be given that IDO Ltd. will be able to obtain such financing on acceptable terms. IDO Ltd.’s independent registered public accounting firms, in their reports on our financial statements for the years ended December, 2006 and 2005 expressed substantial doubt about its ability to continue as a going concern.

RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Statement (SFAS) No. 123(R). SFAS No. 123(R) requires employee share-based equity awards to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25 and allowed under the original provisions of SFAS No. 123. SFAS No. 123(R) requires the use of an option pricing model for estimating fair value, which is then amortized to expense over the service periods. SFAS No. 123(R) allows for either prospective recognition of compensation expense or retrospective recognition.

In January 2005, the SEC issued SAB No. 107, which provides supplemental implementation guidance for SFAS No. 123(R). SFAS No. 123(R) is effective for the Company beginning in the first quarter of fiscal 2006. We do not expect that the adoption of SFAS No. 123(R) will have any material impact on its financial statements.

In May 2005, the FASB issued SFAS Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (SFAS 154). SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The provisions of SFAS 154 are effective for accounting changes and corrections of errors made in fiscal periods beginning after December 15, 2005. Adoption of the provisions of SFAS 154 is not expected to have a material impact on our financial position or results of operations.

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1 and 124-1”), which clarifies when an investment is considered impaired, whether the impairment is other than temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. We do not anticipate that the implementation of these statements will have a significant impact on its financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on our financial position or results of operations.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,“Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 and we cannot yet determine the impact of its adoption until the first quarter of fiscal 2007.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on our financial statements.

ITEM 3.  DESCRIPTION OF PROPERTY

IDO Ltd. maintains offices, development and manufacturing facilities in Rishon Le Zion, Israel. The facilities are leased at a monthly cost of approximately $1,700 and cover a square area of 272 sq. m. The current lease for the office expired and IDO Ltd.’s tenancy is currently on a month to month basis. Following the Acquisition Transaction, the Company is seeking alternate facilities in Central Israel that it believes will be appropriate for IDO Ltd. business developoment plans, which may include the re-organizing of management structure and hiring of additional personnel.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item has been previously disclosed by the Company in its Transition Report on Form 8-K for the six month period ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 23, 2007. Such information is hereby incorporated by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The information required by this item has been previously disclosed by the Company in its Transition Report on Form 8-K for the six month period ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 23, 2007. Such information is hereby incorporated by reference.

ITEM 6.  EXECUTIVE COMPENSATION

The information required by this item has been previously disclosed by the Company in its Transition Report on Form 8-K for the six month period ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 23, 2007. Such information is hereby incorporated by reference.

In addition, following the closing of the Acquisition Transaction, Mr. Gill Stiss (“Stiss”), the president of IDO prior to the Acquisition transaction, a Company stockholder and an IDO Selling Shareholder, has entered into an employment agreement with IDO Ltd. pursuant to which Stiss serves as IDO Ltd.’s Chief Technology Officer. The initial term of the employment agreement is three years which is automatically renewable for successive two year terms unless IDO or Stiss indicate in writing, upon 120 days prior to the scheduled termination of the initial term or any renewal term, that such party does not intend to renew the agreement. The gross monthly salary which Stiss shall be entitled to under the employment agreement, including all fringe benefits (insurance, cell phone, car lease), will be NIS 60,000 (approximately $13,333). Under the terms of the employment agreement, Stiss is entitled to spend up to 10% of his working time working for another company he currently owns. The employment agreement may be terminated by Stiss for any reason on 90 days written notice or for Good Reason (as defined in the employment agreement) or by IDO Ltd. for Just Cause (as defined in the employment agreement) or for any other reason. In the event of a termination by Stiss for Good Reason or by IDO Ltd. for any reason other than Just Cause, IDO is to pay Stiss an amount equal to Stiss’s salary then payable from the date of such termination to the end of the term.

ITEM 7   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

(i) As of December 31, 2006, IDO Ltd. owed unpaid salary expenses and related social benefits to Gill Stiss and Ms. Adi Levy, his daughter, in the aggregate amount of $25,571.

(ii) In addition and as of December 31, 2006, IDO Ltd. owed accrued unpaid severance pay to Gill Stiss and Ms. Adi Levy, his daughter, in the amount of $145,163 in the aggregate.

(iii) As of December 31, 2006, IDO Ltd. owed unpaid expenses participation to Shikumit Ltd, an Israeli company owed and controlled by Gil Stiss, in the aggregate amount of $5,655.

(iv) During the year ended December 31, 2006, IDO Ltd. reported salary expenses and related social benefits in connection with the employment of Gill Stiss and Ms. Adi Levy, his daughter, in the aggregate approximate amount of $153,000, including severance pay expenses in the amount of $20,436.

(v) In February 2003, one of the former stockholder of IDO Ltd. advanced to it a loan in the principal amount of $100,000. The loan was to be repaid in accordance with the parties’ agreement, but in any event not before the first anniversary of the loan or the sale of the Company. As of December 31, 2006, the loan has not been repaid.

(vi) In June 2004, a former stockholder of IDO Ltd., advanced to it a loan in the principal amount of $700,000. The loan bears interest at a per annum rate of 8% and is scheduled to mature on December 31, 2008. In January 2005, the lender and IDO Ltd. agreed that the outstanding amount on the loan would be paid down by NIS 20,000 (approximately $4,760) per month. Pursuant to such agreement, one payment of NIS 20,000 has been made. Subsequently, in September 2006, the former shareholder waived his rights to the monthly payments so long as IDO does not have the cash flow needed to make these payments.

ITEM 8.  DESCRIPTION OF SECURITIES

Following the Acquisition Transaction, our securities are comprised of the following.

Common Stock

We are authorized to issue up to 50,000,000 shares of Common Stock. Following the Stock Split, there will be 30,600,000 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of Common Stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, par value $.001 per share. Currently, no preferred stock is issued and outstanding.

The shares of preferred stock are issuable in series, and in connection with the issuance of any series of preferred stock and to the extent now or hereafter permitted by law, the board of directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate or rates of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of law, the voting rights, the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Company and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

PART II

ITEM 1.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The information required by this item has been previously disclosed by the Company in its Transition Report on Form 8-K for the six month period ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 23, 2007. Such information is hereby incorporated by reference.

ITEM 2   LEGAL PROCEEDINGS

IDO Ltd. is not a party to any material legal proceedings.

ITEM 3   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On February 26, 2007, the Company engaged Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSB&G”) as its principal independent accountant to audit the Company’s financial statements. RMSB&G replaced Amisano Hanson (“Amisano-Hanson”), who were dismissed, effective as of the same date. The decision to have RMSB&G replace Amisano Hanson was approved by the Company’s Board of Directors.

The reports of Amisano-Hanson on the Company’s financial statements as of and for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. However, such report did contain a modification with regards to the Company’s ability to continue as a going concern. There were no disagreements with Amisano-Hanson at any time during the past two fiscal years prior to the date of their dismissal, or during any subsequent interim period, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Amisano-Hanson’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Amisano-Hanson did not advise the Company of any of the matters referenced in Item 304(a)(iv)(B) of Regulation S-B.

Prior to its engagement, the Company did not consult RMSB&G regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event of the type described in Item 304(a)(iv) of Regulation S-B.

ITEM 4   RECENT SALES OF UNREGISTERED SECURITIES

The information required by this item has been previously disclosed by the Company in its Transition Report on Form 8-K for the six month period ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 23, 2007. Such information is hereby incorporated by reference.

ITEM 5   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

* a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

* a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

* to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

by our stockholders;

by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director’s duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired and pro-forma financial information.

Audited financial statements:

(c)	Exhibits.

Exhibit Number	Description

4.2	Form of Class A Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated as of _July 19, 2006 among The Medical Exchange Inc., IDO Security Ltd. and the selling shareholders identified therein

10.2	Employment Agreement dated as of February 28, 2007 between IDO Security Ltd. and Gill Stiss

10.3	Subscription Agreement dated as of February 28, 2007 between the Company and the Investor specified therein

10.4	Security Agreement dated as of February 28, 2007 between the Company and the Investor specified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
Acting Chief Executive Officer

REPORT OF INDEPENDENT AUDITORS

to the Shareholders of

IDO SECURITY LTD.

We have audited the accompanying balance sheets of IDO Security Ltd. (“the Company”) as of December 31, 2006 and the related statements of operations, changes in shareholders’ deficit and cash flows for the year then ended. The financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The balance sheet as of December 31, 2005 and the statements of operations, changes in stockholders’ deficit and cash flows of the company for the year than ended were audited by other auditors whose unqualified opinion on those financial statements was rendered on January 9, 2007 and whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for the year 2005, is based solely on the report of other auditors. Those financial statements include an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a “going concern.”

We conducted our audits in accordance with the standards of the Public Company Acounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditor, the aforementioned financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of the operations, changes in shareholders’ deficit and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a “going concern.” As discussed in Note 1 to the financial statements, the Company’s recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a “going concern.” The Company expects to incur additional losses for the foreseeable future and will need to raise additional funds in order to realize its business plan. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jerusalem, Israel	/s/ Barzily & Co.
February 20, 2007	Certified Public Accountants

IDO SECURITY LTD.
BALANCE SHEETS

		December 31,
		2006	2005
	Note	US dollars
ASSETS
CURRENT ASSETS
Cash and cash equivalents		74,088	60,748
Inventories	3	196,228	194,904
Due from related parties		—	9,317
Other current assets	4	12,519	32,062
		282,835	297,031
PROPERTY AND EQUIPMENT
Cost	5	40,835	37,371
Less - accumulated depreciation		(24,905)	(20,205)
Property and equipment, net		15,930	17,166
		298,765	314,197

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Short-term credit and loans	6	925,083	506,250
Accounts payable		7,389	18,128
Due to related party		5,655	—
Accrued expenses and other current liabilities	7	56,765	70,420
		994,892	594,798
LONG TERM LIABILITIES
Loans from related parties	8	948,390	785,611
Accrued severance pay, net of amounts funded	9	162,420	129,025
Total long term liabilities		1,110,810	914,636
		2,105,702	1,509,434
COMMITMENTS AND CONTINGENT LIABILITIES	10

SHAREHOLDERS’ DEFICIT
Common stock NIS 1 par value, authorized 50,000 shares,
issued and outstanding 1,025 and 1,000 in 2006 and 2005, respectively		238	232
Deficit		(1,807,175)	(1,195,469)
		(1806,937)	(1,195,237)

		298,765	314,197

February 20, 2007	/s/ Gil Stiss
Date of Approval of the Financial Statements	Director

The accompanying notes to these financial statements are an integral part thereof.

IDO SECURITY LTD.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005
	US dollars
Revenues:
Sales of products	47,891	134,320
Cost of revenues:
Cost of products sold	(85,594)	(130,512)
Gross profit (loss)	(37,703)	3,808
Research and development costs	203,483	193,018
Selling, general and administrative expenses	259,885	214,704
Total operating expenses	463,368	407,722
Operating loss	(501,071)	(403,914)
Financial expenses, net	(110,635)	(37,731)
Net loss for the year	(611,706)	(441,645)
Net loss per share:
Basic and diluted	(597)	(442)
Weighted average number of shares outstanding:
Basic and diluted	1,025	1,000

The accompanying notes to these financial statements are an integral part thereof.

IDO SECURITY LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary A NIS 1 par value		Deficit	Total
	Shares	US dollars
Balance-January 1, 2005	1,000	232	(753,824)	(753,592)
Net loss	—	—	(441,645)	(441,645)
Balance-December 31, 2005	1,000	232	(1,195,469)	(1,195,237)
Issue of shares	25	6	—	6
Net loss	—	—	(611,706)	(611,706)
Balance-December 31, 2006	1,025	238	(1,807,175)	(1,806,937)

The accompanying notes to these financial statements are an integral part thereof.

IDO SECURITY LTD.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005
	US dollars
Cash flows from operating activities:
Net loss	(611,706)	(441,645)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	4,700	6,384
Severance pay	33,395	2,810
Interest and exchange rate differences	113,682	27,446
Increase / decrease attributable to changes in assets and liabilities:
Accounts receivable	—	4,422
Inventories	(1,324)	(14,733)
Due from related parties	14,972	22,581
Other current assets	19,543	4,841
Accounts payable	(10,739)	(15,673)
Other current liabilities	(13,655)	14,614
Net cash used in operating activities	(451,132)	(388,953)
Cash flows from investing activities:
Additions to property and equipment	(3,464)	(1,268)
Net cash used in investing activities	(3,464)	(1,268)
Cash flows from financing activities:
Increase in short-term credit	6,188	(13,966)
Proceeds from short-term loans	461,742	400,000
Repayment of long-term loans	—	(3,004)
Proceeds from issue of shares	6	—
Net cash provided by financing activities	467,936	383,030
Increase (decrease) in cash and cash equivalents	13,340	(7,191)
Cash and cash equivalents - beginning of year	60,748	67,939
Cash and cash equivalents - end of year	74,088	60,748

The accompanying notes to these financial statements are an integral part thereof.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 1 - DESCRIPTION OF BUSINESS

a.	IDO SECURITY Ltd. (herein “IDO” or the “Company”) was incorporated in Israel in 2002.

The Company is primarily engaged in the design, development and marketing of devices for the homeland security market that are used in security screening to detect metallic objects concealed on or in shoes, ankles and feet through the use of electro-magnetic fields. The Company’s sole commercial product has been granted patent protection in the United States and has a patent pending in Israel. The Company has been certified by the International Organization for Standardization (“ISO”) under ISO 9001:2000 compliance.

b.
The Company’s success is subject to risks and uncertainties frequently encountered by companies in new and rapidly evolving markets, such as demand and market acceptance of its products, the effects of technological change, competition and the development of new products.

c.	As of December 31, 2006 and 2005, substantially all of the Company’s assets were located in Israel and substantially all of its operations were conducted in and from Israel.

d.
The financial statements are prepared in accordance with United States of America generally accepted accounting principles. The accompanying financial statements have been prepared assuming that the Company will continue as a “going concern.” The Company has a limited operating history and has sustained significant losses since its inception. These losses have produced operating cash flow deficiencies, and negative working capital. As indicated in the accompanying financial statements, as of December 31, 2006, the Company’s balance sheets reflect a working capital deficit in the amount of approximately $ 712 thousand and an accumulated loss of approximately $1.81 million as of that date. The Company expects to incur additional losses for the foreseeable future and will need to raise additional funds in order to realize its business plan. These conditions raise substantial doubt about the Company’s ability to continue operations as a “going concern.” The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company funded its operations during fiscal year 2006 mainly from the proceeds of short-term loans. Such proceeds totaled approximately $462 thousand.

Future operations of the Company are dependent upon management’s ability to find sources of additional equity capital. The Company needs to raise additional funds to continue to meet its liquidity needs, repay short-term loans, realize its current business plan and maintain operations. Management is continuing its efforts to secure funds through equity and/or debt instruments for its operations.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been identified as critical to the Company’s business operations and the understanding of its results of operations.

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in US dollars:

The majority of the Company’s sales is in US dollars or in US dollar linked currencies. In addition, the majority of the Company’s financing is received in US dollars. Accordingly, the Company has determined the US dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been measured into US dollars in accordance with Statement of Financial Accounting Standard No. 52 “Foreign Currency Translation” (“SFAS No. 52”). All transaction gains and losses from the measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

c.	Cash and cash equivalents:

The Company considers all highly liquid investments purchased with maturities of three months or less at the date acquired to be cash equivalents.

d.	Short-term bank deposits:

The Company classifies bank deposits with maturities of more than three months and less than one year as short-term deposits. Short-term deposits are presented at cost, including accrued interest.

e.	Inventories:

Inventories, consisting of completed devices, devices partially completed and components, are valued at the lower of cost determined by the moving - average basis or market. The value of the inventory is adjusted for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

f.	Property and equipment:

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, at the following annual rates:
%
Machinery and Equipment	10
Computers and electronic equipment	15 - 33
Office furniture and equipment	7 - 15
Vehicles	15

g.	Impairment of long-lived assets:

The Company’s long-lived assets and certain identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At December 31, 2006, management believes that all of the Company’s long-lived assets are recoverable.

h.	Revenue recognition:

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements”. Under SAB No.104, the Company recognizes revenue from the sale of product upon shipment to the customer, and the following criteria have been met: persuasive evidence of an arrangement exists, title has been transferred, price is fixed and determinable, no significant Company obligations remain and collection of the related receivable is reasonable assured.

When the above revenue recognition criteria are not met at the time products are shipped, the Company records deferred revenue.

i.	Research and Development:

Costs incurred in connection with the research and development of the Company’s products are expensed as incurred.

j.	Marketing and Advertising:

Marketing and advertising costs are expensed as incurred.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

k.	Income taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary to reduce the amount of deferred tax assets to their estimated realizable value.

l.	Severance pay:

The Company’s liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. The Company’s liability in Israel is fully provided by monthly deposits with insurance policies and by an accrual.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

m.	Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of Common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common shares outstanding during each year, plus dilutive potential Common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”).

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

n.	Fair value of financial instruments:

The financial instruments of the Company consist mainly of cash and cash equivalents, other accounts receivable, short-term bank credit, trade payables, other accounts payable and long-term loans from others.

In view of their short term nature, the fair value of the financial instruments included in working capital of the Company is usually identical, or close, to their carrying value. The fair value of long-term loans also approximates the carrying value, since they bear interest at rates approximating the prevailing market rates.

o.	Recent accounting pronouncements:

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Statement (SFAS) No. 123(R). SFAS No. 123(R) requires employee share-based equity awards to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25 and allowed under the original provisions of SFAS No. 123. SFAS No. 123(R) requires the use of an option pricing model for estimating fair value, which is then amortized to expense over the service periods.

SFAS No. 123(R) allows for either prospective recognition of compensation expense or retrospective recognition.

In January 2005, the SEC issued SAB No. 107, which provides supplemental implementation guidance for SFAS No. 123(R). SFAS No. 123(R) is effective for the Company beginning in the first quarter of fiscal 2006. The Company does not expect that the adoption of SFAS No. 123(R) will have any material impact on its financial statements.

In May 2005, the FASB issued SFAS Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (SFAS 154). SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The provisions of SFAS 154 are effective for accounting changes and corrections of errors made in fiscal periods beginning after December 15, 2005.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Adoption of the provisions of SFAS 154 is not expected to have a material impact on the Company’s financial position or results of operations.

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1 and 124-1”), which clarifies when an investment is considered impaired, whether the impairment is other than temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. The Company does not anticipate that the implementation of these statements will have a significant impact on its financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,”Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 and cannot yet determine the impact of its adoption until the first quarter of fiscal 2007.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company’s consolidated financial statements.

NOTE 3 - INVENTORIES

	December 31,
	2006	2005
	US dollars
Components	2,572	13,023
Devices partially completed & Completed devices	193,656	181,881
	196,228	194,904

NOTE 4 - OTHER CURRENT ASSETS

	December 31,
	2006	2005
	US dollars
Due from agencies of the Government of Israel	11,598	31,177
Other	921	885
	12,519	32,062

NOTE 5 - PROPERTY AND EQUIPMENT

	December 31,
	2006	2005
	US dollars
Machinery and equipment	31,649	28,185
Office furniture	1,453	1,453
Vehicles	7,733	7,733
	40,835	37,371
Less accumulated depreciation	(24,905)	(20,205)
	15,930	17,166

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 6 - SHORT-TERM CREDIT AND LOANS

		December 31,
	Annual interest rate	2006	2005
	%	US dollars

Bank Overdraft		9,836	3,648
Loans (a)	8	915,247	402,667
Current maturity of long-term loan		—	99,935
		925,083	506,250

a.	Loans -

In August 2005, in contemplation of a transaction involving the Company and a publicly traded corporation, the Company received from an unrelated third party a promissory note in the principal amount of $400 thousand. By its terms, the loan became due on December 5, 2005 and, since the due date, the outstanding principal amount has been accruing interest at a per annum rate of 8%.

During 2006, in anticipation of a merger or share or asset acquisition transaction with a third party (a “Possible Transaction”) the Company received from unrelated third party institutional investors promissory notes in the total amount of approximately $ 313 thousand. Interest accrues at the rate of 8% per annum. The principal amount and the accrued interest are payable and due on the earlier of (i) 100 days following the Company’s written notification to the investor that it does not intend to proceed with a Possible Transaction, but in any event not earlier than July 31, 2006, and (ii) October 31, 2006. As a security for the first $120 thousand out of the abovementioned $ 313 thousand, the Company issued 25 ordinary shares in the name of their law offices in trust (which equals to 2.43% of the issued and outstanding shares of the Company) (the “Shares”). In the Event of Default, as defined in the Promissory Note, the lender shall automatically be entitled to receive title to Shares. If the loan is repaid according to the terms of the Promissory Note, the Shares shall be transferred to existing shareholders of the Company on a pro rata basis.

During 2006, the Company received from institutional investors working capital loans in the principal amounts of approximately $ 148 thousand without signing promissory notes. In order to present the financial statements in accordance with conservative accounting practices, the working capital loans are shown in terms identical to those pertaining to the promissory notes.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 7 - OTHER CURRENT LIABILITIES

	December 31,
	2006	2005
	US dollars
Employees and payroll accruals (*)	51,765	55,940
Accrued expenses and other	5,000	14,480
	56,765	70,420

(*)	Of which due to related parties were $ 25,571 and $ 48,613 as of December 31, 2006 and 2005, respectively.

NOTE 8 - LOANS FROM RELATED PARTIES

		December 31,
		2006	2005
	Annual interest rate	US dollars
Linkage terms
U.S. dollars (a)	—	100,000	100,000
CPI (b) (includes interest expenses in 2006 of $ 62,843)	8%	848,390	785,546
Less - Current maturity		—	(99,935)
		948,390	785,611

a.
In February 2003, Shikumit Ltd., Gil Stiss (CEO and stock holder) and Shlomo Helberstate (stock holder- “Shlomo”) signed an agreement, according to which Shlomo will lend the Company a sum of $100 thousand, linked to the rate of the U.S. Dollar. According to the agreement, the loan is to be repaid as agreed by the parties, but in any event not before the first anniversary of the loan or the sale of the Company.

b.
In June 2004, the Company signed an agreement with Mr. Yoav Hirsh (stock holder- “Hirsh”), according to which Hirsh will lend the Company a sum of $ 700 thousand, linked to the Israel Consumer Price Index. According to a shareholders resolution dated December 6th 2004, this loan shall bear an annual interest of 8% and shall be returned by the 31st December 2008. It was also decided that the loan will be repaid by monthly payments of NIS 20,000 commencing January 1st 2005. Since January 2005, only one monthly payment of NIS 20,000 has been made.

On September 13, 2006, Hirsh waived his rights to the aforesaid monthly payments and any right of legal action against the Company regarding the monthly payments that has not been paid since January 1, 2005, for as long as the Company does not have the cash flow needed to make those payments.  The other terms of the loan shall remain as resolved in the aforesaid shareholders’ resolution.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 9 - ACCRUED SEVERANCE PAY, NET OF AMOUNTS FUNDED

The majority of the Company’s liability for severance pay is calculated in accordance with the Israeli law based on the most recent salary paid to employees and the length of employment with the Company. The Company’s liability for severance pay is fully provided for. Part of the liability is funded through individual insurance policies and pension funds purchased from outside insurance companies, which are not under the Company’s control. The severance pay liabilities covered by the pension funds are not reflected in the above amounts, as the severance pay liabilities have been irrevocably transferred to the pension funds.

Accrued severance pay, net of amounts funded, includes amounts due to related parties of $ 145,163 and $ 154,795 in 2006 and 2005 respectively.

Severance pay expenses, as included in the Company’s statements of operations were $ 20,436 and $ 2,810 for the years ended December 31, 2006 and 2005, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases:

The Company has entered into various operating lease agreements. As of December 31, 2006, minimum future rental payments under these leases amounted to $ 2,649. In May 2004, the Company entered into an operating lease for vehicles for a period of 36 months. As of December 31, 2006, the minimum future rental payments were approximately $ 5,800.

As of December 31, 2006, minimum future rental payments under such noncancelable operating leases are as follows:

Year Ending December 31,	US dollars
2007	8,449
8,449

Aggregate rent expense amounted to $ 52,210 and $ 32,968 in 2006 and 2005, respectively.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 11 - GEOGRAPHIC INFORMATION

All fixed assets are located in Israel and all revenues are derived from shipments to other countries. Revenues are attributable to geographic areas/countries based upon the destination of shipment of products as follows:

	Year Ended December 31,
	2006	2005
	US dollars
Czech Republic	15,550	14,850
Nigeria	9,995	—
Slovakia	9,466	—
Italy	8,050	—
Israel	4,830	—
Australia	—	54,450
Spain	—	26,933
Rest of the world	—	38,087
	47,891	134,320

NOTE 12 - TAXES ON INCOME

a.	Tax under various laws:

The Company is assessed under the provisions of the Income Tax Law (Inflationary Adjustments), 1985, pursuant to which the results for tax purposes are measured in Israeli currency in real terms in accordance with changes in the Israeli Consumer Price Index (“CPI”).

b.	Tax benefits under the Law for the Encouragement of Industry (Taxes), 1969:

The Company is an “industrial company” as defined by this law and as such is entitled to certain tax benefits, mainly accelerated depreciation as prescribed by regulations published under the Inflationary Adjustments Law.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 12 - TAXES ON INCOME (continued)

c.	Taxes on income included in the statements of operations:

The following is a reconciliation of the theoretical tax expense (benefit), assuming all income is taxed at the regular tax rate applicable to Israeli companies, and the actual tax expense:

	Year Ended December 31,
	2006	2005
	US dollars

Loss before income taxes	611,706	441,645
Theoretical tax provision (benefit) on the above amount at 31% and 34% in 2006 and 2005, respectively.	(189,629)	(150,159)
Increase in taxes resulting from:
Losses for which no tax benefit has been recorded	185,829	147,159
Permanent differences and nondeductible expenses, including difference between Israeli CPI-adjusted tax returns and dollar-adjusted financial statements-net	3,800	3,000
Actual tax expenses	—	—

Under SFAS No. 109, deferred tax assets are to be recognized for the anticipated tax benefits associated with net operating loss carry forwards and deductible temporary differences, unless it is more likely than not that some or all of the deferred tax assets will not be realized. The adjustment is made by a valuation allowance.

Since the realization of the net operating loss carry forwards and deductible temporary differences is uncertain and not considered more likely than not, a valuation allowance has been established for the full amount of the tax benefits.

As of December 31, 2006, the Company has net operating loss (“NOL”) carry forwards for Israeli tax purposes of approximately $1,300 thousand, which may be used to offset taxable income, subject to annual limitations. Such NOL has no expiration date.

d.	Reduction in corporate income tax rate in Israel:

On July 25, 2005 an amendment to the Israeli tax law was approved by the Israeli parliament, which reduces the tax rates imposed on Israeli companies to 31% for 2006, This amendment states that the corporate tax rate will be further reduced in subsequent tax years as follows: in 2007 29%, in 2008 27%, in 2009 26% and thereafter 25%. This change does not have a material effect on the Company’s financial statements.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 13 - TRANSACTIONS AND LOANS WITH RELATED PARTIES

	Year Ended December 31,
	2006	2005
	US dollars
Salary expenses to related parties	153,603	132,349
Management fees	—	13,740
Due to related party	5,655	(9,317)

*	Loans- See note 7 and 8.

NOTE 14 – PROPOSED TRANSACTION

a.
On July 19, 2006, the Company, the holders of all of the issued and outstanding share capital of the Company (collectively the “Selling Shareholders”) and The Medical Exchange Inc., a Nevada corporation with nominal operations whose equity share capital is quoted on the over-the counter market (the “OTC Company”), entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the OTC Company agreed to purchase all of the issued and outstanding share capital of the Company and any loans which the Selling Shareholders have outstanding against the Company (the “Proposed Transaction”).

Under the terms of the Proposed Transaction, the OTC Company will pay the Selling Shareholders $1 million. If the Proposed Transaction closes as contemplated, the Company will become a wholly-owned subsidiary of the OTC Company. Under the terms of the Agreement, the transactions contemplated by the Agreement were required to be completed on or before August 31, 2006 (the “Closing”).

Under the terms of the Agreement (until the earlier of the Closing or the termination of the Agreement), the OTC Company undertook to use commercial efforts to advance not less than $40 thousand per month to finance the monthly business operations of the Company. The OTC Company agreed to provide the Company with sufficient funds post Closing to repay debts owing by the Company under certain loans and promissory notes, according to the terms of such loans and notes, which principal amount is approximately $ 842 thousand. In addition, the OTC Company agreed to take commercially reasonable efforts to cause IDO’s bank to release any personal guarantees provided by the Selling Stockholders.

IDO SECURITY LTD.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

NOTE 14 – PROPOSED TRANSACTION (continued)

Until the earlier of the Closing or termination of the Agreement, the OTC Company and the Company are each required to carry on their respective businesses in the usual course, not declare any dividends, carry out any stock splits, amend their governing documents, change agreements respecting current employees or amend or terminate any material contract. Neither the Selling Shareholders, the OTC Company nor the Company are permitted to take any action that is likely to render untrue any of their respective representations or warranties in the Agreement. Until the Closing, the Company agreed not to issue any securities, incur any indebtedness or make any loans. At Closing, each party is to deliver certain documentation better evidencing and implementing the intention of the Agreement including transfer of patents to the OTC Company currently registered in the name of Gill Stiss, the Company’s CEO and a principal stockholder (“Stiss”), and which form the basis of the Company’s intellectual property. In addition, the OTC Company and the Company agreed, until the Closing, not to participate in any discussions with third parties regarding an acquisition of, or significant equity investment in, either company.

b.
At Closing, Stiss, is to be appointed to the OTC Company’s Board of Directors. Stiss will continue to serve as a director of the Company post Closing. In addition, at Closing, the Company, as a wholly-owned subsidiary of the OTC Company, and Stiss will enter into an employment agreement pursuant to which Stiss is to be retained as the Company’s Chief Technology Officer. The initial term of the employment agreement is three years which is automatically renewable for successive two year terms unless the Company or Stiss indicate in writing, upon 120 days prior to the scheduled termination of the initial term or any renewal term, that such party does not intend to renew the agreement. The gross monthly salary which Stiss shall be entitled to under the employment agreement, including all fringe benefits (insurance, cell phone, car lease), will be NIS 60,000 (approximately $13,333). Under the terms of the employment agreement, Stiss is entitled to spend up to 10% of his working time working for another company he currently owns. The employment agreement may be terminated by Stiss for any reason on 90 days written notice or for Good Reason (as defined in the employment agreement) or by the Company for Just Cause (as defined in the employment agreement) or for any other reason. In the event of a termination by Stiss for Good Reason or by the Company for any reason other than Just Cause, the Company is to pay Stiss an amount equal to Stiss’s salary then payable from the date of such termination to the end of the term. Termination of Stiss’s employment for cause shall automatically be deemed as Stiss’s resignation from the Board of Directors of the Company and the Company.

c.
As the parties to the Agreement were unable to complete the closing conditions by the specified dates, the Agreement was subsequently extended to October 15, 2006. As the parties were unable to complete the closing conditions by that date also, the Agreement is cancelled and void, and IDO and Stiss have sent a termination letter to the OTC Company. Nevertheless, the parties to the Agreement are still trying to reach understandings regarding the execution of the Closing.

THE MEDICAL EXCHANGE, INC. and
IDO SECURITY LTD.

Introduction the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

On July 25, 2006, The Medical Exchange, Inc., a Nevada corporation (“Medex” or the “Company”), I.D.O. Security LTD, a privately held company organized under the laws of the State of Israel (“IDO Ltd.”) that is engaged in the homeland security business, and the holders of all of the issued and outstanding share capital of IDO (collectively the “IDO Selling Shareholders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to purchase all of the issued and outstanding share capital of IDO Ltd. The Company’s entry into the Securities Purchase Agreement and the related details were disclosed in Current Report on Form 8-K that was filed by the Company on July 25, 2006.

On March 8, 2007, the Company, IDO Ltd. and the IDO Selling Shareholders closed the acquisition transactions contemplated under the Securities Purchase Agreement (the “Acquisition Transaction”). Following the consummation of the Acquisition Transaction, IDO Ltd. became a wholly-owned subsidiary of the Company. Pursuant to the Securities Purchase Agreement, the Company paid to the IDO Selling Shareholders in the aggregate $1,000,000 as consideration for the Acquisition Transaction. The funds were paid from the proceeds of the Private Placement discussed below.

The Unaudited Pro Forma Condensed Combining Balance Sheet represents the historical balance sheet of Medex, giving effect to the acquisition of IDO as if it had been consummated on December 31, 2006 and the Unaudited Pro Forma Condensed Combining Statement of Operations represents the historical statement of operations as if it had been consummated on January 1, 2006.

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations; and

•	Separate historical financial statements and footnotes of The Medical Exchange, Inc. for the fiscal year ended December 31, 2006; and

•	Separate historical financial statements and footnotes of IDO Security Ltd. for the fiscal year ended December 31, 2006.

We present the unaudited pro forma condensed combining financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position actually would have been had we completed the acquisition on December 31, 2006 nor is it necessarily indicative of what our operating results actually would have been had we completed the acquisition on January 1, 2006. In addition, the unaudited pro forma condensed combining financial information does not purport to project the future financial position or operating results of the Company.

THE MEDICAL EXCHANGE, INC. and
IDO SECURITY LTD.

Notes to the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

(1)	DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On July 25, 2006, The Medical Exchange, Inc., a Nevada corporation (“Medex” or the “Company”), I.D.O. Security LTD, a privately held company organized under the laws of the State of Israel (“IDO Ltd.”) that is engaged in the homeland security business, and the holders of all of the issued and outstanding share capital of IDO (collectively the “IDO Selling Shareholders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to purchase all of the issued and outstanding share capital of IDO Ltd. The Company’s entry into the Securities Purchase Agreement and the related details were disclosed in a Current Report on Form 8-K that was filed by the Company on July 25, 2006.

On March 8, 2007, the Company, IDO Ltd. and the IDO Selling Shareholders closed the acquisition transactions contemplated under the Securities Purchase Agreement (the “Acquisition Transaction”). Following the consummation of the Acquisition Transaction, IDO Ltd. became a wholly-owned subsidiary of the Company. Pursuant to the Securities Purchase Agreement, the Company paid to the IDO Selling Shareholders in the aggregate $1,000,000 as consideration for the Acquisition Transaction. The funds were paid from the proceeds of the Private Placement discussed below.

In order to complete the Acquisition Transaction, on February 28, 2007, the Company raised gross proceeds of $1,050,000 from the private placement (the “Private Placement”) to an institutional investor (the “Investor”) of its 120 day Secured Convertible Note (the “Note”). The loan was advanced pursuant to a Subscription Agreement, dated as of February 28, 2007 (the “Subscription Agreement”), between the Company and the Investor pursuant to which the Company can raise up to $3 million. In connection with the issuance of the Note, the Company issued to the Investor five-year warrants (the “Investor Warrants”) to purchase up to 1,134,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a per share exercise price of $5.00. Of the amount raised, $1 million was used for purposes of paying the purchase price to the IDO Selling Shareholders. The Company anticipates holding one or more closing under the Agreement.

Pursuant to the Subscription Agreement, the Company issued to the Investor its secured promissory note in the aggregate principal amount of $1,134,000 (the “Note”), which reflects an original issue discount on the principal amount of the loan of 8%. The Note, issued on February 28, 2007, has a term of 120 days and matures on June 28, 2007 and is convertible into shares of the Company’s Common Stock at the holder’s option at any time at an initial conversion price of $5.00 per share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below; provided, that, following the first anniversary of issuance, the conversion price will be the lesser of (i) $5.00 or (ii) seventy-five percent (75%) of the average of the three highest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the stock’s principal trading market for the five trading days preceding but not including the date of conversion. If the Note is not repaid by the maturity date then the Company is required to issue to each Investor, on a daily basis, 5,000 shares of its restricted Common Stock until the Note is repaid. Under the terms of the Subscription Agreement, the Investor also received 200,000 restricted shares (the “Incentive Shares”) of the Company Common Stock for each $ 1 million invested.

Under the terms of the Note, the holder of the Note may declare the Note immediately due and payable upon the occurrence of any of the following events of default (each an “Event of Default”): (i)our failure to pay the principal, principal or other sum when due and such failure continues for five days, (ii) our breach of any material covenant or other term or condition of the Agreement or the Note in any material respect and such breach continues for 10 business days after notice thereof from the holder, (iii) any material representation or warranty that we make in the Note, Agreement or any agreement, statement or certificate furnished in connection therewith shall be false or misleading in any material respect, (iv) the assignment by us for the benefit of creditors or application for or consent to the appointment of a receiver or trustee, or such receiver or trustee shall otherwise be appointed, (v) the entry of a monetary judgment or similar process in excess of $150,000 if such judgment remains unvacated for 45 days, (vi) ) our insolvency or liquidation or a bankruptcy event, (vii) the de-listing of the Common Stock from over the over-the-counter Bulletin Board or any other principal market or exchange for seven consecutive trading days or notification from such market that the Company is not in compliance with the conditions for continued listing, (viii) our default under any one or more obligations for an aggregate amount in excess of $100,000 for 20 days after the due date thereof (unless we are contesting the validity of such payment obligation), (ix) the entry of a stop trade order(judicial or by the Securities and Exchange Commission) or principal market trading suspension that lasts for five consecutive trading days or more, (x) our failure to timely deliver Common Stock to the Holder pursuant to and in the form required by the Note and the Agreement, or, if required, a replacement Note, (xi) our failure to file the Registration Statement (as defined below) by the required Filing Date (as defined below) or the failure to have such registration statement declared effective by the Effective Date (as defined below), (xii) our failure to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in Note and the Subscription Agreement and (xii) our default of a material term, covenant, warranty or undertaking of any other agreement to which we and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

In the event that the Company is prohibited from issuing shares upon conversion of the Note within a prescribed time period, an Event of Default, a Change in Control (as defined in the Noted or Agreement) or the dissolution, liquidation or winding up of the Company, the Company, upon request of the Note holder, is required to redeem the Note by payment of 120% of its stated value.

The Investor Warrants contain a cashless exercise provision. The warrants also provide for protection against dilution in the event that we issue shares prior to exercise of the warrant, so that upon exercise the investor receives the same proportion shares in relation to the then outstanding shares of the Company that he would have received when originally issued the warrants.

If any subsequent transaction has a lower per share purchase price or conversion price or a lower per share warrant or option price then, as applicable, we must issue to the Investor that number of additional shares of Common Stock so that the average per share purchase price of the shares of Common Stock issued to the Investor (of only the Common Stock or Warrant Shares still owned by the Investor) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be adjusted to such lower purchase or issue price.

Until the expiration of the Exclusion Period (defined below) and during the pendency of an Event of Default, except for certain excepted issuances, the Company agreed to not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of investor, which consent may be withheld for any reason.   For so long as the Note is outstanding, except for such excepted issuances, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.  The “Exclusion Period”, is defined as the first to occur of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations, or (iii) the satisfaction of the Notes.  The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.

Additionally, as long as the Note is outstanding and during the pendency of an Event of Default (as defined in the Note), without the consent of the investor, the Company will not and will not permit any of its Subsidiaries to grant a lien upon any of its property or repay any debt.

In addition, for a period of one year, investors in proportion to the their holdings, will have the right on 10 business days prior notice of any proposed sale by us of our common stock or other securities or debt obligations and then they shall have a right of first refusal. Exceptions are for mergers, employee stock option plans and capital raises where the shares issued will not be registered (the “Excepted Issuances”).

To secure Company’s obligations under the Private Placement, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Note. The security interest terminates upon payment or satisfaction of all of Company’s obligations under the Note.

The Company undertook to file a registration statement under the Securities Act of 1933, as amended (the “Registration Statement”) with respect to the resale of the Common Stock underlying the Note and Investor Warrants within 45 days after the occurrence of an Event of Default (the “Filing Date”) and cause such registration statement to be declared effective not alter than 120 days after the occurrence of an Event of Default (the “Effective Date”). In addition, within 120 days after the occurrence of an Event of Default but no later than y years thereafter, upon demand of more than 50% of the aggregate of the holders of the shares issuable stock upon conversion of the Notes and Investor Warrants and Due Diligence Shares (as defined below), we need to file a registration statement for the resale of such registrable securities. If (i) the registration statement is not timely filed or declared effective or, if following effectiveness, the Registration Statement cease to be effective without being succeeded within fifteen (15) business days by an effective replacement for a period of time which shall exceed 30 days per year, the Investors are entitled receive an amount equal to two percent (2%) of the aggregate principal amount of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes and exercise of the Warrants for each thirty (30) days (or part thereof), payable in cash.

The Company agreed to pay a due diligence fees in the amount of 10% of funds raised. The due diligence fee will be paid from any subsequent closing. The Due Diligence Shares will also be included in the Registration Statement.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(2)	PRO FORMA BALANCE SHEET ADJUSTMENTS

(a)	To record gross proceeds of $1,050,000 from the private placement to an institutional investor and associated note payable.

(b)	To record the acquisition of all of the issued and outstanding share capital of IDO Security Limited.

(c)
To record issuance costs in connection with the acquisition consisting of the issuance of 200,000 shares of the Company’s common stock valued at $1.05 per share, fees in the amount of 10% of funds raised and the debt discount associated with the issuance of the Investor Warrants.

(3)	PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(a)	To record amortization of patents based on a useful life estimated at 10 years from the date of acquisition.

(b)	To record amortization of the debt discount associated with the note payable.

(c)
To record interest expense in connection with the note payable. As the note payable matures in 120 days, we have assumed for pro forma purposes that the note payable bears the same rate of interest over the full year.

THE MEDICAL EXCHANGE, INC and SUBSIDARY

CONDENSED COMBINING BALANCE SHEET

	The Medical Exchange, Inc. As Reported December 31, 2006	IDO Security Limited As Reported December 31, 2006	Unaudited Pro Forma Adjustments		Unaudited Pro Forma December 31, 2006
Assets

Current Assets
Cash and cash equivalents	$7,484	$74,088	$1,050,000	(a)	$131,572
			(1,000,000)	(b)
Inventories	—	196,228			196,228
Other current assets	—	12,519			12,519
Total current assets	7,484	282,835			340,319

Property and Equipment, net	—	15,930			15,930
Patents			1,200,000	(b)	1,200,000
Goodwill			1,662,487	(b)	1,662,487
Deferred acquisition costs	55,550	—	(55,550)	(b)	—

Total Assets	63,034	298,765	2,856,937		3,218,736

Liabilities and stockholders’ equity (deficiency)

Current liabilities
Short term credit and loans	26,896	925,083	105,000	(c)	1,056,979
Due to related party	—	5,655			5,655
Accounts payable and accrued expenses	101,548	64,154			165,702
Note payable			1,050,000	(a)	624,981
			(425,019)	(c)
Total current liabilities	128,444	994,892	729,981		1,853,317

Long term liabilities
Loans from related parties		948,390			948,390
Accrued severance pay, net of amounts funded		162,420			162,420
Total long term liabilities		1,110,810			1,110,810

Total liabilities	128,444	2,105,702	729,981		2,964,127

Stockholders’ equity (deficiency)
Common Stock
Authorized:
25,000,000 common shares, par value $0.001, per share
Issued and outstanding
10,200,000 common shares, par value $0.001, per share	10,200	238	(238)	(b)	10,400
			200	(c)
Additional paid-in capital	144,731	—	319,819	(c)	464,550
Share subscriptions receivable	(36,500)	—			(36,500)
Accumulated other comprehensive loss	(331)	—			(331)
Accumulated deficit	(183,510)	(1,807,175)	1,807,175	(b)	(183,510)
Total stockholders’ equity (deficiency)	(65,410)	(1,806,937)	2,126,956		254,609

Total liabilities and stockholders’ equity (deficiency)	$63,034	$298,765	$2,856,937		$3,218,736

See accompanying notes to unaudited pro forma condensed combining balance sheet and statement of operations

THE MEDICAL EXCHANGE, INC and SUBSIDARY

CONDENSED COMBINING STATEMENT OF OPERATIONS

	The Medical Exchange, Inc. As Reported Twelve Months ended December 31, 2006	IDO Security Limited As Reported Year ended December 31, 2006	Unaudited Pro Forma Adjustments			Unaudited Pro Forma Twelve Months ended December 31, 2006
Revenues	$—	$47,891	$			$47,891
Less cost of goods sold	—	(85,594)				(85,594)
Gross loss	—	(37,703)				(37,703)
Operating Expenses
Research and development	—	203,483				203,483
Employment compensation	—	165,440				165,440
Legal and other professional fees	75,343	9,875				85,218
Accounting and audit fees	21,071	7,227				28,298
Office and general expenses	604	70,571				71,175
Depreciation	—	4,700				4,700
Amortization of Patent				120,000	(a)	120,000
Insurance	—	2,072				2,072
Registration and filing fees	12,511					12,511
Total operating expenses	109,529	463,368		120,000		692,897
Loss from operations	(109,529)	(501,071)		(120,000)		(730,600)
Other income (expense)
Interest and bank charges expense	(759)	(110,635)		(425,019)	(b)
				(272,803)	(c)	(809,216)
Total other income (expense)	(759)	(110,635)		(697,822)		(809,216)
Net loss	$(110,288)	$(611,706)		$817,822)		$(1,539,816)

        See accompanying notes to unaudited pro forma condensed combining balance sheet and statement of operations